UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2015, Westmoreland Coal Company ("Westmoreland") announced that John Schadan has been promoted from Executive Vice President to President - Canada Operations. There is no arrangement or understanding between Mr. Schadan and any other person pursuant to which he was appointed the position at Westmoreland. Mr. Schadan does not have any family relationships with any director or executive officer of Westmoreland or any person nominated or chosen to become a director or executive officer of Westmoreland, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Schadan and Westmoreland.

Mr. Schadan, 49, joined Westmoreland in April 2014 as Senior Vice President, Canada Operations, and had recently been promoted from that position to Executive Vice President on August 1, 2014. Mr. Schadan’s career has encompassed both the western Canadian coal business as well as engineering and construction for a major international firm, and spans a variety of disciplines including mine engineering, environmental and regulatory approvals, business development, marketing, commercial contract negotiations, establishing joint venture partnerships, operations and general management. Mr. Schadan is a registered Professional Engineer in the Province of Alberta and holds a mining engineering degree from Queen’s University. He currently sits as a Director for both the Alberta Chamber of Resources and Safe Saskatchewan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 16, 2015	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Secretary